SECOND AMENDMENT
TO
AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Second Amendment to the Amended and Restated Management Agreement is dated as of August 17, 2010 (this “Amendment”) and is by and among Resource Capital Corp., a Maryland corporation (the “Company”), Resource Capital Manager, Inc., a Delaware corporation (the “Manager”), and Resource America, Inc., a Delaware corporation (“Resource America”).

W I T N E S S E T H:

WHEREAS, the Company, the Manager and Resource America are parties to that certain Amended and Restated Management Agreement dated as of June 30, 2008 (the “Agreement”);

WHEREAS, Section 21 of the Agreement provides that the Agreement may only be amended by an agreement in writing signed by the parties to the Agreement;

WHEREAS, the Company has requested that the Manager and Resource America agree to amend the Agreement in certain respects as set forth herein and the Manager and Resource America are agreeable to the same, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

Section 1.                      Amendments to Section 1 of the Agreement

(a)            Section 1(r) of the Agreement is hereby amended and restated as follows:

(r)           “Incentive Compensation” means an incentive management fee calculated and payable each fiscal quarter in an amount, not less than zero, equal to the product of: (i) twenty-five percent (25%) of the dollar amount by which (A) the Company's Adjusted Operating Earnings (before Incentive Compensation but after the Base Management Fee) for such quarter per Common Share (based on the weighted average number of Common Shares outstanding for such quarter) exceeds (B) an amount equal to (1) the weighted average of the price per share of the Common Shares in the initial offering by the Company and the prices per share of the Common Shares in any subsequent offerings by the Company, in each case at the time of issuance thereof, multiplied by (2) the greater of (a) 2.00% and (b) 0.50% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of Common Shares outstanding during such quarter; provided, that the foregoing calculation of Incentive Compensation shall be adjusted (i) to exclude events pursuant to changes in GAAP or the application of GAAP, as well as non-recurring or unusual transactions or events, after discussion between the Manager and the Independent Directors and approval by a majority of the

Independent Directors in the case of non-recurring or unusual transactions or events, and (ii) by deducting an amount equal to any TRS Directly Paid Fees accrued (calculated as if such fees were payable on a quarterly basis) not previously used to offset Incentive Compensation.

(b)            Section 1(x) of the Agreement is hereby amended and restated as follows:

(x)           “Operating Earnings” means net income after operating expenses (which operating expenses will include Base Management Fees but will not include Incentive Compensation) and preferred dividends, but before realized and unrealized gains (losses), non-cash equity compensation expense, net foreign currency gain (loss), gain (loss) on early retirement of interest rate hedge obligations and income (loss) associated with credit impairments on investments, loans and leases and, with respect to any TRS, income taxes.

(c)            The following Section 1(hh) is hereby added to the Agreement:

(hh)           “TRS” means a Subsidiary that is a taxable REIT subsidiary as defined in Section 856(l) of the Code.

(d)            The following Section 1(ii) is hereby added to the Agreement:

(ii)           “TRS Directly Paid Fees” means fees paid directly by a TRS (or any subsidiary thereof) to employees, agents and/or affiliates of the Manager with respect to profits of such TRS (or subsidiary thereof) generated from the services of such employees, agents and/or affiliates, the fee structure of which shall have been approved by a majority of the Company’s Independent Directors and which fees may not exceed 20% of the net income (before such fees) of such TRS (or subsidiary thereof).  TRS Directly Paid Fees may be accrued and paid in subsequent periods if the structure of such fees requires their payment on a periodic basis other than quarterly.

Section 2.                      Amendment to Section 8 of the Agreement

The following Section 8(j) is hereby added to the Agreement:

(j)           Not later than seventy-five (75) days after the end of each fiscal year, the Company shall pay to the Manager an amount equal to the positive difference, if any, between (i) the Incentive Compensation payable for the prior fiscal year before deducting paid or accrued TRS Directly Paid Fees, less (ii) the sum of (A) the Incentive Compensation actually paid in the prior fiscal year plus (B) the TRS Directly Paid Fees actually paid for the prior fiscal year.

Section 3.                      Amendment to Section 9 of the Agreement

The penultimate paragraph of Section 9 of the Agreement is hereby amended and restated as follows:

“Without regard to the amount of compensation received under this Agreement by the Manager, the Manager shall bear the expense of the wages, salaries and benefits of the Manager's officers and employees except (i) that the Company shall bear the expense of the dedicated personnel described in the final sentence of Section 3(a) of this Agreement and (ii) to the extent of any TRS Directly Paid Fees paid to any such employees.”

Section 4.                      Execution in Counterparts

This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

 [Signature page follows]

In Witness Whereof, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

RESOURCE CAPITAL CORP.

By:      /s/ David J. Bryant
Name:  David J. Bryant
Title:    Senior Vice President and Chief Financial Officer

RESOURCE CAPITAL MANAGER, INC.

By:      /s/ Michael S. Yecies
Name:  Michael S. Yecies
Title:    Senior Vice President, Chief Legal Officer and Secretary

RESOURCE AMERICA, INC.

By:      /s/ Michael S. Yecies
Name:  Michael S. Yecies
Title:    Senior Vice President, Chief Legal Officer and Secretary